                                                                    EXHIBIT 10.2












                                     LEASE

                                 BY AND BETWEEN

                         ARE-702 ELECTRONIC DRIVE, L.P.

                                   as Landlord

                                      and

                              CELL PATHWAYS, INC.

                                   as Tenant

                               TABLE OF CONTENTS
                              -------------------

                                                                            PAGE
                                                                            ----

1. Lease of Premises......................................................... 1

2. Basic Lease Provisions.................................................... 1

3. Term...................................................................... 2

4. Possession and Commencement Date.......................................... 3

5. Rent...................................................................... 3

6. Rent Adjustments.......................................................... 4

7. Operating Expenses........................................................ 4

8. Rentable Area............................................................. 7

9. Security Deposit.......................................................... 7

10. Use...................................................................... 8

11. Brokers.................................................................. 9

12. Holding Over............................................................ 10

13. Intentionally Deleted................................................... 10

14. Condition of Demised Premises........................................... 10

15. Intentionally Deleted................................................... 11

16. Utilities and Services.................................................. 11

17. Alterations............................................................. 12

18. Repairs and Maintenance................................................. 14

19. Liens................................................................... 15

20. Indemnification and Exculpation......................................... 15


21.   Insurance - Waiver of Subrogation...................................... 16

22.   Damage or Destruction.................................................. 18

23.   Eminent Domain......................................................... 19

24.   Defaults and Remedies.................................................. 20

25.   Assignment or Subletting............................................... 25

26.   Attorneys' Fees and Costs.............................................  28

27.   Bankruptcy............................................................  28

28.   Estoppel Certificate................................................... 29

29.   Joint and Several Obligations.......................................... 29

30.   Definition of Landlord; Limitation of Landlord's Liability............  30

31.   Project Control by Landlord............................................ 30

32.   Quiet Enjoyment........................................................ 31

33.   Quitclaim Deed......................................................... 31

34.   Intentionally Deleted.................................................. 31

35.   Subordination and Attornment........................................... 31

36.   Surrender.............................................................. 32

37.   Waiver and Modification................................................ 32

38.   Waiver of Jury Trial and Counterclaims................................. 33

39.   Hazardous Materials...................................................  33

40.   Right to Extend Term................................................... 36

41.   Tenant Signage......................................................... 37



42.   Miscellaneous ......................................................... 37

EXHIBIT "A"  ................................................. LEGAL DESCRIPTION

EXHIBIT "B"  ............................................................. PLANS

EXHIBIT "C"  ................................................. TENANT'S PROPERTY

EXHIBIT "D"  ....................................... TENANT ESTOPPEL CERTIFICATE

EXHIBIT "E"  ....................................... FORM OF MEMORANDUM OF LEASE

                                     LEASE

     THIS LEASE is made as of June 25, 1998 ("Effective Date"), by and between ARE-702 Electronic Drive, L.P., a Delaware limited partnership ("Landlord") and Cell Pathways, Inc., a Delaware corporation ("Tenant").

1.   Lease of Premises

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof, those certain premises (the "Demised Premises") which shall include the building (the "Building") located at the address set forth below, and all public areas which are not a part of the Building, including, without limitation, driveways, sidewalks, parking areas and landscaped areas (the "Common Areas"). The legal description of the real property upon which the Building and Common Areas are located ("Project") is attached hereto as Exhibit "A".

2.   Basic Lease Provisions

     2.1. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

          2.1.1  Address of the Building:

                 702 Electronic Drive
                 Horsham, Pennsylvania

          2.1.2  Intentionally Deleted.

          2.1.3  (a) Rentable Area of Demised Premises: 40,000 sq. ft.
                 (b) Rentable Area of Building and Project: 40,000 sq. ft.

          2.1.4  Initial Basic Annual Rent: $819,000

          2.1.5  Initial Monthly Rental Installments of Basic Annual Rent:
                 $68,250

          2.1.6  Tenant's Pro Rata Share: 100% of the Building and Common Areas

          2.1.7  (a) Term Commencement Date: As defined in Section 4.1 hereof.
                 (b) Term Expiration Date: Ten years from the Term Commencement
                     Date, subject to extension or earlier termination as otherwise provided herein.

     2.1.8  Security Deposit: $400,000.

     2.1.9 Permitted Use: Scientific research laboratories and related office uses consistent with Section 10 hereof.

     2.1.10 Address for Rent Payment:

            135 N. Los Robles Avenue, Suite 250
            Pasadena, CA 91101
            Attention: Accounts Receivable

            Address for Notices to Landlord:

            135 N. Los Robles Avenue, Suite 250
            Pasadena, CA 91101
            Attention: General Counsel

            With a copy to:

            11440 West Bernardo Court, Suite 170
            San Diego, CA 92127
            Attention: Asset Management

     2.1.11 Address for Notices to Tenant:

            702 Electronic Drive
            Horsham, Pennsylvania 19044
            Attention: Brian J. Hayden

            With a copy to:

            702 Electronic Drive
            Horsham, Pennsylvania 19044
            Attention: Richard H. Troy, Esq.

     2.1.12 The following Exhibits are attached hereto and incorporated herein:
            Exhibit "A" -Exhibit "E"

3.   Term

     3.1. This Lease shall take effect upon the Effective Date, and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from and after the Effective Date.

     3.2. The term of this Lease (the "Term") shall be that period from the Term Commencement Date as defined in Section 4.1 below and through the Term Expiration Date, as such may be terminated or extended as provided herein.

4.   Possession and Commencement Date

     4.1. Landlord shall tender possession of the Demised Premises to Tenant on the Effective Date.

     4.2. Tenant has commenced and shall cause to be completed certain improvements to the Demised Premises pursuant to the Plans attached hereto as Exhibit "B" ("Tenant's Work") for which Landlord shall pay to Tenant the Tenant Improvement Allowance (as defined below), which shall include the cost of construction, cost of space planning, architect, engineering and other related services, building permits, and other planning and inspection fees. Tenant shall be entitled to an allowance to be used by Tenant towards construction of Tenant's Work ("Tenant Improvement Allowance"), the amount of which shall be THREE MILLION DOLLARS ($3,000,000).

     4.3. Tenant, at Tenant's sole cost and expense and without cost to Landlord (except for the Tenant Improvement Allowance), shall complete Tenant's Work in all respects in accordance with the Plans. Tenant's Work shall be "Complete(d)" at such time as Tenant shall (1) furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (which may be evidenced by Tenant's Architect's Certificate of Substantial Completion and Tenant's Contractor's and subcontractor's final waivers and releases of liens) (and such work has been accepted by Landlord); that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and that no security interests relating thereto are outstanding; (2) furnish to Landlord all certifications and approvals with respect to Tenant's Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Demised Premises; and (3) furnish an affidavit from Tenant's Architect certifying that all work performed in the Demised Premises is in substantial accordance with the Plans. Landlord, within ten (10) business days following receipt by Landlord of notice that Tenant's Work is completed and the accompanying materials, shall pay to Tenant the Tenant Improvement Allowance.

5.   Rent

     5.1. Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in
Section 2.1.4, subject to the rental increases provided in Section 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in
Section 2.1.5, subject to the rental increases provided in Section 6 hereof.

each in advance on the first day of each and every calendar month during the Term.

     5.2. In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease
(i) Tenant's pro rata share, as set forth in Section 2.1.6 ("Tenant's Pro Rata Share") of Operating Expenses as provided in Section 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

     5.3. Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

6.   Rent Adjustments

     Basic Annual Rent shall be adjusted on the first (1st) anniversary of the Term Commencement Date, and on such date every year thereafter during the Term (each, a "Rent Adjustment Date"). On every Rent Adjustment Date, Basic Annual Rent shall increase on account of any such adjustment three percent (3%) from the prior year's Basic Annual Rent.

7.   Operating Expenses

     7.1. Tenant shall be responsible for the payment of, and shall directly pay for the following costs and expenses ("Operating Expenses") with respect to the Building and Common Areas:

        7.1.1 Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Common Areas, including the parcel or parcels of real property upon which the Building or the Common Areas are located or assessments levied in lieu thereof) imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises, the Building or the Common Areas as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof, and any net income franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Tenant.

        7.1.2 All other costs of any kind paid or incurred in connection with the operation and maintenance of the Building and the Common Areas including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or the Common Areas (subject to Section 7.2 hereof) as appropriate to maintain Building or the Common Areas as required hereunder, license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Tenant in connection with the operation, maintenance or repair of the Common Areas and Building systems and equipment; telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Common Areas; accounting, legal and other professional fees and expenses incurred in connection with the Common Areas; costs of complying with any applicable laws or hazardous waste remediation rules or regulations, except to the extent the compliance relates to an event or condition that occurred or arose out of conditions that occurred or were caused prior to the date upon which Tenant took possession of the Demised Premises pursuant to a prior lease with Marave Associates L.P.; the costs of any subsequent tenant or other capital improvement to the property, including, without limitation, the costs of capital improvements required to cause the Building to comply with any retroactive law, rule or regulation; and service contracts; costs of services of independent contractors retained to do work of nature or type herein referenced.

        7.1.3 All costs of insurance, including premiums and deductibles for environmental insurance, public liability, property casualty, earthquake and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of such losses by reason of insurance policy terms; costs of management services, which fee for property management services shall not exceed two percent (2%) of the Basic Annual Rent.

        7.1.4 Notwithstanding the foregoing, after the fifth (5th) anniversary of the Effective Date, the cost of any capital improvements installed shall be prorated over a five (5) year period, such that, upon the installation of such capital improvement, Tenant shall only pay the prorated portion of the capital improvement for the remainder of the Term, and Landlord shall be responsible for paying any remainder, provided, that, if Tenant shall extend the Lease beyond the Initial Term, any amounts paid by Landlord pursuant to this Section 7.1.2 shall be reimbursed by Tenant.

     7.2. As used herein, the term "Operating Expenses" shall not include costs incurred by Landlord pursuant to its obligations under Section 18.1 hereof, including capital expenditures related thereto; any uninsured loss under any insurance policy required to be carried by Landlord pursuant to Section 21.1 and
Section 21.2, unless such loss results in whole or in part from any act, neglect, fault of or omissions of any duty by Tenant, or its agents, servants, employees or invitees; leasing commissions; expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating; costs of repair to the extent reimbursed by payment received by Landlord of insurance proceeds; interest upon loans to Landlord or secured by mortgages or deeds of trust covering the Demised Premises or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an expense under Section 7.1.1 above); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements which are provided for in Section 7.1.2 above); and taxes of the types set forth within the last sentence of Section 7.1.1 above.

     7.3. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's estimate of Operating Expenses set forth in Section 7.1.3 for such month.

          7.3.1 Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses set forth in Section 7.1.3 for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to Section 7.3 exceeds the Operating Expenses for the previous calendar year, Landlord shall, at Landlord's option, either (i) credit the excess amount to the next succeeding installments of estimated Additional Rent, or (ii) pay the excess to Tenant within thirty (30) days after delivery of such statements.

          7.3.2 Any amount due under Section 7.3 for any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.

     7.4. Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within thirty (30) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such thirty (30) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the ten (10) largest in the United States hired by Tenant (at Tenant's sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord's books and records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (1) credit the excess amount to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant's payments of Operating

Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty
(30) days after delivery of such statement.

     7.5. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses shall continue to the latest of (i) the date of termination of the Lease, (ii) the date Tenant has fully vacated the Demised Premises (including, without limitation, the removal of all items required hereby to be removed and the completion of all procedures necessary to fully release and terminate any permits or licenses restricting the use of the Demised Premises in any manner), or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.

     7.6. Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord.
Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

     7.7. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Lease.

8.   Rentable Area

     The Rentable Area of the Demised Premises and the Rentable Area of the Building shall be as set forth in Section 2.1.3 hereof.

9.   Security Deposit

     9.1. Tenant has deposited with Landlord the sum set forth in Section 2.1.8 (the "Security Deposit") in cash or a Letter of Credit (as hereinafter defined), which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash (or replenish the Letter of Credit if elected pursuant to Section 9.2 hereof) with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security

Deposit separate from its general fund, and Tenant shall not be entitled to any interest on the Security Deposit.

     9.2. In lieu of depositing cash as the Security Deposit, Tenant shall have the right, but not the obligation, to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of $400,000 (the "Letter of Credit"), which Letter of Credit shall (i) be in a form reasonably acceptable to Landlord, (ii) be issued by the Northern Trust Company, (iii) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Demised Premises, (iv) be automatically renewable from year to year throughout the Term, (v) be payable by draft sight in San Diego or La Jolla, California, and/or by facsimile and overnight delivery to Chicago, Illinois, upon presentation of a certification signed by an officer of Landlord which states that a default under the Lease has occurred and has not been cured within any applicable cure period, and (vi) be payable in the event such Letter of Credit is not renewed on or before the date which is thirty (30) days prior to its expiration.

     9.3. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

     9.4. Landlord may deliver the Security Deposit to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transfers.

     9.5. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ninety (90) days after the expiration or earlier termination of this Lease.

10.  Use

     10.1. Tenant shall use the Demised Premises for the purpose set forth in
Section 2.1.9 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's sole discretion.

     10.2. Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is determined by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or the certificate of occupancy, or which in the reasonable opinion of Landlord violates law, regulation, zoning ordinance or the certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised

Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

     10.3. Tenant shall not do or permit to be done anything which will invalidate any fire, environmental, extended coverage or any other insurance policy covering the Building and Common Areas and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Common Areas.

     10.4. Tenant shall at all times provide Landlord with a key to all entrances to the Building, and shall make available keys to interior areas upon reasonable advance notice of Landlord. Tenant must, upon termination of this Lease return to Landlord all keys to the entrances to the Building and to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     10.5. Tenant shall not use or allow the Demised Premises to be used for immoral or unlawful purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Building or Common Areas.

     10.6. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expense arising out of or in connection with the compliance of the Demised Premises, the Building and the Common Areas as occupied and used by Tenant with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant shall indemnify, defend and hold harmless from and against any loss, cost, liability or expense (including reasonable attorneys fees and disbursements) arising out of any failure of the Demised Premises, the Building and the Common Areas to comply with the ADA.

11.  Brokers

     11.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease, other than as stated in Section 11.5 hereof.

     11.2. Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Tenant, other than as stated in Section
11.5 hereof.

     11.3. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

     11.4. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.3 hereof.

     11.5. Landlord hereby indemnifies and agrees to defend, hold and save Tenant harmless from and against any and all claims for any commission or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Landlord, including from Thomas Giannone of Julien J. Studley, Inc.

12.  HOLDING OVER

     12.1. If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the expiration or earlier termination of the Term, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay Basic Annual Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and all other provisions, representations, covenants and agreements contained herein, other than with respect to the Term and any extensions thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to Article 6 hereof, shall remain in full force and effect.

     12.2. Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred fifty percent (150%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term. Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over.

     12.3. Acceptance by Landlord of Rent after such expiration or earlier termination of the Term shall not result in a renewal or reinstatement of this Lease.

     12.4. The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.  INTENTIONALLY DELETED.

14.  CONDITION OF DEMISED PREMISES

     Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises, or with respect to the suitability for the conduct of Tenant's business. Tenant shall accept the Demised Premises AS-IS WHERE IS with all faults. The taking of possession of the Demised Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair.

15. INTENTIONALLY DELETED

16. UTILITIES AND SERVICES

     16.1. Tenant shall pay directly for all water, (including the cost to service, repair and replace reverse osmosis, deionized and other treated water) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises and the Common Areas, together with any fees, surcharges and taxes thereon.

     16.2. Tenant shall pay directly for all sewer fees, cable T.V., trash collection, cleaning, including windows, heating, ventilation, air-conditioning, maintenance of landscape and grounds, maintenance of drives and parking areas, security services and devices, building supplies, and maintenance for and replacement of equipment utilized for operation and maintenance of the Building and the Common Areas.

     16.3. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

     16.4. Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for all utilities and services which may be furnished to Tenant, the Demised Premises or the Common Areas during the Term.

     16.5. Landlord reserves the right to stop service of Building systems at any time, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made pursuant to Section 18.1 hereof, until said repairs, alterations or improvements shall have been completed. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever.

     16.6. Subject to Landlord's obligation under Section 18.1 hereof, and to the condition of the Demised Premises upon the Effective Date, Tenant shall at all times maintain the Building and the Common Areas in a first class manner equivalent to other comparable properties reasonably proximate to the Building in the same city and/or geographic area.

17.  Alterations

     17.1. Except for alterations which individually do not exceed $10,000, and other than Tenant's Work, Tenant shall make no alterations, additions or improvements in or to the Demised Premises or the Common Areas without Landlord's prior written consent, which approval shall not be unreasonably withheld (provided, however, that in the event any proposed alteration, addition or improvement affects (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building, (ii) the exterior of the Building or (iii) any Building systems, including elevator, plumbing, air conditioning, heating electrical, security, life safety and power, then Landlord may withhold its consent with respect thereto in its reasonable discretion regardless of the cost of the alterations), and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's reasonable discretion.

     17.2.  Intentionally Deleted.

     17.3. Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

     17.4. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

     17.5. In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, and shall, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond satisfactory to Landlord for said work.

     17.6. All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Demised Premises, made by either of Landlord or Tenant, including (without limiting the generality for the foregoing) all floor and wallcovering, built-in cabinet work and paneling, sinks and relating plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits, electrical panels and circuits, shall become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the

Demised Premises as a part thereof, provided, however, that Landlord may, subject to the following sentence, at any time elect to cause Tenant to remove any such items from the Demised Premises any such items installed after the Effective Date upon the expiration or earlier termination of this Lease, and, if Landlord so elects, Tenant shall remove such alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such result. Landlord will inform Tenant of whether Tenant will be required to remove any or all of the alterations concurrently with approving Tenant's proposed specifications for the alterations. It shall be reasonable for Landlord to reject Tenant's request to make alterations if pursuant thereto Tenant has requested that the alterations remain part of the Demised Premises upon the expiration or earlier termination of the Lease with no obligation of Tenant to remove them.

     17.7. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

     17.8. Except as to those items listed on Exhibit "C" attached hereto and incorporated herein (together with Tenant's personal property and items which Landlord elects to cause Tenant to remove pursuant to Section 17.6, "Tenant's Property"), all business and trade fixtures, machinery and equipment (but not including office and laboratory furniture and equipment and other movable items), built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Demised Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term. If Tenant shall fail to remove all of Tenant's Property from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store all such items without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred in connection with such removal and storage. To the extent permitted by law or equity, Landlord may, at its option, without notice, sell such property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of such property. Tenant shall not be permitted to remove (i) any part of the Building's systems, (ii) anything purchased or paid for by Landlord directly or through the payment by Landlord to Tenant of any construction or improvement allowance including the Tenant Improvement Allowance, or (iii) anything that could result in significant damage to the Building.

     17.9. Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant's Work referred to on Exhibit "B", without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

     17.10. Tenant shall pay to Landlord, as Additional Rent, an amount equal to the lesser of (i) five percent (5%) of the cost to Tenant of all charges incurred by Tenant or its contractors or agents in connection with any alterations, additions or improvements to the Demised Premises and (ii) $25,000, to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such charges, which will be accompanied by payment to Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

     17.11. Prior to commencement of any work or the delivery of any material to the Demised Premises by any contractor, subcontractor or materialman (herein collectively called "Contractor"), Tenant shall deliver to Landlord a signed, acknowledged and sealed waiver of liens (herein called "Contractor's Waiver of Liens") from each such Contractor in form and content reasonably satisfactory to Landlord, and Tenant shall at Tenant's expense cause a duly executed and notarized counterpart thereof to be filed with the Prothonotary of the county in which the Demised Premises are located. The Contractor's Waiver of Liens shall provide, among other things, that the Contractor waives any and all lien rights that it may have against Landlord's estate, rights, title and interest in the Demised Premises and the Common Areas, and any part thereof. Landlord shall have the right to post and keep posted in the Demised Premises and Common Areas notices of non-responsibility, or such other notices as Landlord may deem to be proper for the protection of Landlord or Landlord's estate, right, title and interests in the Demised Premises and Common Areas and any part thereof.

18.  Repairs and Maintenance

     18.1. Landlord shall maintain the structural portions of the Building only, including, without limitation, the structural portions of the roof and covering materials, foundations and exterior walls, and the full cost thereof shall not be included as a part of Operating Expenses, unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs as Additional Rent.

     18.2. Except for Landlord's obligation under Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, in the manner described in Section 16.6 hereof, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof.

     18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

     18.4. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 shall apply and control.

19.  Liens

     19.1. Tenant shall keep the Demised Premises and the real property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Building or the Common Areas for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant.

     19.2. Should Tenant fail to discharge any lien of the nature described in
Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

     19.3. In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business or which are Tenant's Property, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to such Tenant's Property located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to such Tenant's Property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement cause (i) a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest, and (ii) cause Tenant's lender to amend any documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or the Common Areas.

20.  Indemnification and Exculpation

     20.1. Tenant hereby indemnifies and agrees to defend, hold and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Demised Premises or the Common Areas, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused solely by the willful act or negligence of the Landlord.

     20.2. Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier, including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type, including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord after written notice by Tenant of need for a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

     20.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party.

     20.4. Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts. Tenant acknowledges and agrees that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that a criminal may circumvent any security device or service or that a security device or service may malfunction. Tenant shall, at Tenant's cost, obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

21.  Insurance - Waiver of Subrogation

     21.1. Landlord, as part of Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

     21.2. Landlord, as part of Operating Expenses, shall further carry public liability insurance, from carriers satisfying the requirements set forth in
Section 21.4 hereof, with a single loss limit of not less than Five Million Dollars ($5,000,000.00) for death or bodily injury, or property damage with respect to the Demised Premises. Landlord shall obtain for Tenant from the insurance companies or cause the insurance companies to furnish certificates of coverage to Tenant within fifteen (15) days of receiving written request therefore from Tenant; provided, that, Tenant shall not be named as an additional insured under any such policy.


     21.3. Tenant at its own cost shall procure and continue in effect from the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after the expiration or earlier termination of this Lease) comprehensive public liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence for death or bodily injury and not less than Five Million Dollars ($5,000,000.00), or such lesser amount as shall represent the replacement value of Tenant's Property, for property damage with respect to the Demised Premises.

     21.4. The aforesaid insurance required of Tenant shall name Landlord, its officers, employees and agents, as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and require Tenant to pay for the additional cost of such insurance as Additional Rent.

     21.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

     21.6. In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as an additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Demised Premises.

     21.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either
(i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor (ii) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

     21.8. Landlord may require insurance policy limits to be raised to conform with the prudent practice at such time for comparable properties reasonably proximate to the Building in the same city or geographic area.

22.  Damage or Destruction

     22.1. In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

     22.2. In the event of any damage to or destruction of the Building, other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building in which case this

Lease shall continue in full force and effect. If Landlord elects not to repair then this Lease shall terminate as of date of destruction.

     22.3. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Common Areas within the sixty
(60) day period following the date of damage or destruction.

     22.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

     22.5. In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

     22.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

     22.7. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term, or to the extent that insurance proceeds are not available therefor.

23.  EMINENT DOMAIN

     23.1. In the event the whole of the Demised Premises, or such part thereof as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

     23.2. In the event of a partial taking of the Building, the Common Areas or of drives, walkways, and parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power of or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken. Tenant may elect to terminate this Lease as of such taking if such taking is, in the reasonable opinion of Tenant, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space.

     23.3. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's Property and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

     23.4. If upon any taking of the nature described in this Article 23 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises to substantially its same condition prior to such partial taking. The Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

24.  Defaults and Remedies

     24.1. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 10th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

     24.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

     24.3. If Tenant fails to pay any sum of money (other than Basic Annual
Rent) required to
be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, with prior notice to Tenant, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or highest rate permitted by law, whichever is less ("Default Rate"), shall be payable to Landlord on demand as Additional Rent.

     24.4. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

        24.4.1 The abandonment or vacation of the Demised Premises by Tenant prior to expiration or termination of the Lease;

        24.4.2 The failure by Tenant to make any payment of Rent within five (5) days of written notice from Landlord (provided such notice need only be given twice in any calendar year);

        24.4.3 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4.1 and 24.4.2) to be performed by Tenant, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under Pennsylvania law, provided that if the nature of Tenant's default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty
(30) day period and thereafter diligently prosecute the same to completion, provided, however, that such cure is completed no later than ninety (90) days from the date of written notice;

        24.4.4 Tenant makes an assignment for the benefit of creditors;

        24.4.5 A receiver, trustee or custodian is appointed to, or does, take title possession or control of all, or substantially all, of Tenant's assets;

        24.4.6 Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

        24.4.7 Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

        24.4.8 Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

   24.5. In the event of a Default by Tenant, and at any time thereafter prior to cure, with additional notice and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby provided that Landlord shall act in a commercially reasonable manner. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

     24.5.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

     24.5.2 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

     24.5.3 The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

     24.5.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Demised Premises to the condition required under the terms of this Lease; plus

     24.5.5 At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 24.5.1 and 24.5.2 above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Section 24.5.3 above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus six (6) percentage points.

   24.6. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter and prior to cure, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

24.7. In the event Landlord elects to terminate this Lease and relet the Demised Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

     First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

     Second, to the payment of the costs and expenses of reletting the Demised Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees, charges and disbursements incurred by Landlord in connection with the retaking of the Demised Premises and such reletting;

     Third, to the payment of Rent and other charges due and unpaid hereunder;
and

     Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.8. All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such rights, options and remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.


24.9.  Tenant expressly waives (i) all rights under the Landlord and Tenant
Act of 1951, and all supplements and amendments thereto, and (ii) the right to three (3) months or fifteen (15) or thirty (30) days' notice required under certain circumstances by the Landlord and Tenant Act of 1951. Tenant hereby agreeing that the respective notice periods provided for in this Lease shall be sufficient in either or any such case.


     24.9.1 When this Lease and the Term or any extension or renewal thereof shall have expired, or terminated on account of any uncured Default on the part of Tenant hereunder, or upon a Default, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant (and Tenant hereby appoints Landlord as the attorney-in-fact of Tenant, coupled with an interest in Tenant's name, place and stead as if signed and delivered by Tenant), and in any action or proceeding in any court of competent jurisdiction to confess judgment in ejectment (and otherwise enter judgment for possession of the

Demised Premises) against Tenant and against all persons claiming by, through or under Tenant, for the recovery by Landlord of possession of the Demised Premises, for which this Lease and the appointments herein shall be sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined that possession of the Demised Premises should remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or of Tenant's right of possession as hereinbefore set forth, to bring one or more further action or actions as hereinbefore set forth to recover possession of the Demised Premises and to confess judgment (and otherwise agree on behalf of Tenant to the entry of judgment) for the recovery of possession of the Demised Premises by Landlord as hereinbefore provided. The foregoing warrant shall not be exhausted any one exercise thereof but shall be exercisable from time to time and as often as there is any one or more uncured Defaults or whenever this Lease and the Term or any extension or renewal thereof shall have expired, or terminated on account of any uncured Default by Tenant hereunder.

          24.9.2 In any action, a true copy of this Lease (and of the truth of the copy such affidavit or verified complaint shall be sufficient evidence) shall be sufficient warrant, and it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

          24.9.3 TENANT ACKNOWLEDGES AND AGREES THAT THIS LEASE CONTAINS PROVISIONS UNDER WHICH LANDLORD MAY ENTER JUDGMENT BY CONFESSION AGAINST TENANT. BEING FULLY AWARE OF TENANT'S RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST HIM/HER
BY LANDLORD HEREUNDER BEFORE JUDGMENT IS ENTERED, TENANT HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO LANDLORD'S ENTERING JUDGMENT AGAINST TENANT BY CONFESSION PURSUANT TO THE TERMS OF THIS LEASE.

          TENANT'S INITIALS:                        _______________________

     24.10. In addition to any and all other rights or remedies of Landlord in this Lease or by law or in equity provided, and at Landlord's sole election, Landlord shall have the right, upon the occurrence of an uncured Default to accelerate any and all Rent, Additional Rent and other sums payable by Tenant hereunder to become due for the balance of the term of this Lease, whereupon the same shall be immediately due and payable in full, and Landlord may thereupon bring suit for the collection of Rent (including Rent in arrears and to accelerate any and all Rent to become due for the balance of the Term of this Lease) and for all other damages.

     24.11. Whenever liquidated damages are specified anywhere in this Lease, it is understood and agreed that said sum is to be paid to Landlord because Landlord's actual damages will be difficult or impossible to ascertain with accuracy. The obligation of Tenant set forth herein to pay Landlord's attorneys' fees in connection with Tenant's default shall include the obligation of Tenant to pay all reasonable attorneys' fees incurred by Landlord before, during and after trial and on appeal. The parties further agree that any attorneys' fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Lease, shall survive the judgment, and is not to be deemed merged into the judgment.

     24.12. Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Demised Premises is surrendered.

     24.13. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     24.14. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Demised Premises and to any landlord of any lease of any building in which Demised Premises is located whose address shall have been furnished, and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided that Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

25.  Assignment or Subletting

     25.1. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

     25.2. If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers within any six (6) month period whereby thirty-five percent (35%) or more of the issued and outstanding shares of such corporation are, or the voting control is, transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in
Section 25.1 above.

     25.3. If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing shall consent to such assignment.

     25.4. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least forty-five (45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys fees and other costs or overhead expenses incurred by Landlord in reviewing Tenants request for such assignment. Notwithstanding the foregoing, if Tenant desires to sublet 15,000 square feet of the Demised Premises or less, the forty-five
(45) day notice requirement herein shall be reduced to twenty-one (21) days.

     25.5. Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance) and any change in use which such successor proposes to make in use of Demised Premises. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

     25.6. As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or subletting of the Demised Premises, Landlord may require any or all of the following:

           25.6.1 Tenant shall remain fully liable under this Lease during the unexpired Term;

           25.6.2 Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

          25.6.3 Tenant shall reimburse Landlord for Landlord's actual costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

          25.6.4 Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

          25.6.5 Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance

          25.6.6  Tenant shall not then be in default hereunder in any respect;

          25.6.7 Such third party's proposed use of the Demised Premises shall be the same as Tenant's permitted use;

          25.6.8 Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or subletting of the Demised Premises;

          25.6.9 Any agreement pertaining to Tenant's transfer of this Lease or subletting of any portion of the Demised Premises shall be in a form acceptable to Landlord in Landlord's sole and absolute discretion, and any such agreement shall not be modified or amended without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion;

          25.6.10 Tenant shall deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or subletting of the Demised Premises; and

          25.6.11 A list of Hazardous Materials, certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee as described in Article 39 below.

          25.7. Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

     25.8. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

     25.9. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting assignment or other transfer of the Demised Premises.

     25.10. If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease, except that, until the occurrence of an act of Default by Tenant, Tenant shall have the right to collect such rent.

26.  ATTORNEYS' FEES AND COSTS

     26.1. Tenant shall be responsible for all of Tenant's legal and related costs and fees in connection with this Lease.

     26.2. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys fees, charges and disbursements and costs of suit.

27.  BANKRUPTCY

     27.1. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure or under Section 24.4.4 or Section 24.4.5 prevent any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord.

          27.1.1 Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

     27.1.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

     27.1.3 A cash deposit in an amount at least equal to the Security Deposit as referenced in Section 2.1.8.

     27.1.4 The assumption or assignment of all of Tenant's interest and obligations under this Lease.

28.  Estoppel Certificate

     Tenant shall within ten (10) days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "D" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

29.  Joint and Several Obligations

     29.1.  If more than one person or entity executes this Lease as Tenant,

          29.1.1 Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

          29.1.2 The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

30.  Definition of Landlord; Limitation of Landlord's Liability

     30.1. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's fee title or leasehold interest, the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

     30.2. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project.

     30.3. Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

     30.4. Each of the covenants and agreements of this Article 30 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.

31.  Project Control by Landlord

     31.1. Landlord reserves full control over the Building and the Common Areas to the extent not inconsistent with Tenant's enjoyment of the Demised Premises.

     31.2. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Demised Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Demised Premises to prospective lenders, insurers, investors, purchasers or, during the last year of the Term, tenants, (d) post notices of nonresponsibility, and (e) access the structural portion of the Demised Premises required to be maintained by Landlord. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or the Common Areas scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, an unlawful detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof.

32. Quiet Enjoyment

     So long as Tenant is not in Default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

33. Quitclaim Deed

     Tenant shall execute and deliver to Landlord on the expiration or earlier termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

34. Intentionally Deleted

35. Subordination and Attornment

     35.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Common Areas or the Building and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination provided that Tenant receives a non-disturbance agreement from any such mortgagee, beneficiary or landlord on such party's standard form.

     35.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

     35.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

36.  Surrender

     36.1. No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

     36.2. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

     36.3. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or the Common Areas, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Common Areas, operate as an assignment of this Lease.

     36.4. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and free of debris; with all of Tenant's personal property and effects removed therefrom, with all alterations, improvements and fixtures required by Landlord to be removed from the Demised Premises in accordance with Section 17.6 hereof actually removed and all damage as a result of or caused by such removal repaired; and with all licenses, permits and similar items which restrict or affect the used of the Demised Premises released and fully terminated.

37. Waiver and Modification

    No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38.   Waiver of Jury Trial and Counterclaims

      THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

39.   Hazardous Materials

          39.1. Prohibition/Compliance. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Building or Common Areas in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in contamination of the Building, the Common Areas or any adjacent property or if contamination of the Building, the Common Areas or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder other than due to the affirmative act of ARE-702 Electronic Drive, L.P., Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the Building or the Common Areas, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, the damages arising from any adverse impact on marketing of space in the Demised Premises, the Building or the Common Areas, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Building, the Common Areas or any adjacent property, caused or permitted by Tenant results in any contamination of the Building, the Common Areas or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building, the Common Areas or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Building or the Common Areas.

     39.2.  Business. Landlord acknowledges that it is not the intent of this
Article 39 to prohibit Tenant from operating its business as described in
Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements.
As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Demised Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Demised Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; written storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under Building or Common Areas (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion), and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Building or the Common Areas for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenant's at the Building (if any) concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the Township of Horsham ("UBC")) within the Building for the storage of Hazardous Materials. In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Pro Rata Share of the Building as set forth in
Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises classified buy the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials.

     39.3.  Termination of Lease. Notwithstanding the provisions of Section
39.1 above, if (i) Tenant or the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or use of the property in question, or (ii) Tenant or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Materials, Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and it shall not be unreasonable for

Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

     39.4. Testing. Unless due to the reasonable belief of Landlord that further testing is required, not more than annually, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Demised Premises, the Building and the Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up; restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall only pay for the cost of tests of the Demised Premises reasonably required by Landlord due to the reasonable belief that testing is necessary, but not more than annually, unless testing is reasonably required more than annually based upon the results of the previous test.

     39.5. Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises at the request of or for the benefit of Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under all applicable local, state and federal laws and regulations as they now exist or may hereafter be adopted or amended.

     39.6. Tenant's Obligations. Tenant's obligations under this Article 39 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord immediately following the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Demised Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

     39.7. Definition of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any pollutant, contaminant, hazardous or toxic substance, material or waste, including, without limitation, those that are or become regulated by any local governmental authority, the Commonwealth of Pennsylvania, or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903) or
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et. seq. (42 U.S.C. Section 9601), all as amended from time to time and together with the rules and regulations promulgated thereunder.

40.  Right to Extend Term

     Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

     40.1. Tenant shall have two (2) consecutive rights (each, an "Extension Right") to extend the term of this Lease for five (5) years each (each, an "Extension Term") on the same terms and conditions as the Lease other than Basic Annual Rent. During any Extension Term, Basic Annual Rent shall be adjusted on the commencement of each Extension Term to the "Prevailing Rate". The term "Prevailing Rate" as used herein shall mean the fair market rental rate then being charged for like space similarly situated in comparable buildings reasonably proximate to the Building in the same city and/or geographical area, taking into consideration applicable expenses, for the purpose of setting the Basic Annual Rent, as well as the value of rent concessions, build-out allowances and the like. Other leases entered into by Landlord for comparable space shall be evidence of the "Prevailing Rate". The Prevailing Rate shall in no event less than the Basic Annual Rent payable on the date immediately preceding the commencement such Extension Term.

     40.2. Extension Rights are personal to Cell Pathways, Inc. and are not assignable separate and apart from this Lease.

     40.3. Extension Rights are conditional upon Tenant giving Landlord written notice of its election to exercise each Extension Right at least one (1) year prior to the end of the expiration of the initial term of the Lease or the expiration of any Extension Term. Landlord shall then notify Tenant within thirty (30) business days of the then Prevailing Rate. Tenant shall have thirty
(30) business days from the date of Landlord's notice of the Prevailing Rate to exercise the Extension Right by giving Landlord written notice of intent to renew the Lease for the Extension Term upon the same terms and conditions.

     40.4. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension
Rights:

        40.4.1 during any period of time that Tenant is in Default under any provision of this Lease; or

        40.4.2 if Tenant has been in Default under any provision of this Lease three (3) or more times, whether or not the Defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Right.

     40.5. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Extension Rights because of the provisions of Section 40.4 above.

     40.6. The Extension Rights shall terminate and be of no further force or effect even after

Tenant's due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any Default by Tenant under this Lease; or (ii) Tenant has Defaulted three (3) or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.  Tenant Signage.

     Tenant shall have the exclusive right to install signage on the facade of the Building. The signage shall consist only of the names of Tenant, any permitted sublessee and any party to which this Lease may be assigned so long as Landlord reasonably determines that such successor's name will not detract from the first-class character of the Building. The type, location and design of such signage shall be subject to the reasonable approval of Landlord. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant's sole cost and expense. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Building shall be inscribed, painted or affixed by Tenant on any part of the Building or Common Areas without the prior consent of Landlord. Tenant shall remove such signage promptly following the expiration or earlier termination of this Lease. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Building that are reasonably necessary due to the removal. Should Tenant fail to remove such signage within ten (10) days following the termination of this Lease, or if Tenant sooner requests that Landlord remove the signage, Landlord shall effect the removal and repair at Tenant's expense.

42.  Miscellaneous

     42.1. Real Estate Investment Trust. Notwithstanding anything to the contrary set forth herein, nothing in this Lease shall be construed to require Landlord to take any action or fail to take any action if, in the opinion of Landlord's counsel, a copy of which shall be provided to Tenant, such action or inaction would be likely to result in Landlord losing its status as a real estate investment trust, as defined in Section 856 of the Internal Revenue Code (as amended).

     42.2. Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     42.3. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

     42.4. Time. Time is of the essence with respect to the performance of every provision of this Lease.

     42.5. Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

     42.6. Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

     42.7. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, General Provisions, and Exhibits all constitute a single document and are incorporated herein.

     42.8. Severability. Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

     42.9. Recording. Landlord may record a short form memorandum hereof in the form of Exhibit "E" hereto. Neither party shall record this Lease. Tenant shall be responsible for the cost of recording any Memorandum of Lease, including any transfer or other taxes incurred in connection with said recordation.

     42.10. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     42.11. Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 42.11 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

     42.12. Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, reputable overnight courier or by mail, and if given by mail shall be deemed sufficiently given two (2) days after time when deposited in United States Mail is sent by registered or certified mail, and if given by other means shall be deemed given when received, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Sections 2.1.10 and 2.1.11 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

     42.13. Pennsylvania Jurisdiction. This Lease has been negotiated and entered into in the State of Pennsylvania and shall be governed by, construed and enforced in accordance with the laws of the State of Pennsylvania, applied to contracts made in Pennsylvania for Pennsylvania domiciliaries to be wholly performed in Pennsylvania.

     42.14. Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint ventures or other organizations and/or entities on whose behalf said individual or individuals have signed.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                   Landlord:

                                   ARE-702 Electronic Drive, L.P.
                                   a Delaware limited partnership


                                   By: AREE-HOLDINGS, L.P.,
                                       a Delaware limited partnership,
                                       its general partner


                                       By: ARE-GP HOLDINGS QRS CORP.,
                                           a Delaware corporation,
                                           its general partner

                                           By: /s/ Peter J. Nelson
                                              -------------------------------

                                           Name: Peter J. Nelson
                                                -----------------------------

                                           Its: C.F.O.
                                               ------------------------------

                                   Tenant:

                                   CELL PATHWAYS, INC.,
                                   a Delaware corporation

                                           By: /s/ Brian J. Hayden
                                              -------------------------------

                                           Name: Brian J. Hayden
                                                -----------------------------

                                           Its: VP Financial, CFO & Treasurer
                                               ------------------------------

                                    EXHIBITS

EXHIBIT "A"    LEGAL DESCRIPTION

EXHIBIT "B"    PLANS

EXHIBIT "C"    TENANT'S PROPERTY

EXHIBIT "D"    ESTOPPEL CERTIFICATE

EXHIBIT "E"    FORM OF MEMORANDUM OF LEASE

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

ALL THAT CERTAIN tract or parcel of land, SITUATE in Horsham Township, Montgomery County, Pennsylvania, bounded and described according to a Plan of Horsham Industrial Properties, Inc., made by Robert T. Bennett, dated June 17, 1982 and revised and recorded in Plan Book A-44 page 259, as follows, to wit:

BEGINNING from a point at the intersection of the center line of Dresher Road (33 feet wide) with the center line of the concrete paving on Welsh Road (80 feet wide), THENCE extending along the center line of Dresher Road, North 46 degrees 25 minutes 00 seconds East a distance of plus or minus 1.090.00 feet to a point; THENCE leaving the center line of Dresher Road crossing the Southeasterly right of way extending along lands now or lake of the F.M.C. Corp., South 40 degrees 33 minutes 15 seconds East, a distance of 440.58 feet to a point, said point being the point and place of beginning; THENCE extending along lands now or late of Horsham Industrial Properties, Inc., North 49 degrees 14 minutes 45 seconds East, a distance of 385.00 feet to a point on the line of lands now or late of Penallen Corporation formerly of Horsham Industrial Properties, Inc.; THENCE along lands of the same, South 40 degrees 33 minutes 15 seconds East, a distance of 546.14 feet to a point; THENCE extending along the same, South 49 degrees 14 minutes 45 seconds West, a distance of 71.40 feet to a point on the Northerly right of way of Electronic Drive; THENCE extending along the same, on the arc of a circle curving to the left having a radius of 60.00 feet the arc distance of 163.80 feet to a point; THENCE extending along the same on the arc of a circle curving to the right having a radius of 40 feet the arc distance of 46.37 feet to a point; THENCE extending along the same, South 49 degrees 14 minutes 45 seconds West, a distance of 191.99 feet to a point on the line of lands of the aforementioned F.M.C. Corp.; THENCE extending along the same North 40 degrees 33 minutes 15 seconds West, a distance of 546.14 feet to the point and place of beginning.

BEING LOT NO. 1.

BEING ASSESSMENT PARCEL NUMBER 36-00-04134-50-1.

BEING the same premises which Horsham Rental Properties, A Pennsylvania Limited Partnership by Deed dated 10/16/1996 and recorded 11/12/1996 in Montgomery County, Pennsylvania in Deed Book 5167 page 767, conveyed unto Marave Associates, L.P., A Pennsylvania Limited Partnership, in fee.

                                  EXHIBIT "B"


                                     PLANS


Attached hereto is a reduced copy of the Cover Sheet/Site Plan, Drawing number A0.1, for a project titled Proposed Building Renovations, prepared for Tenant by Integrated Project Services of Lafayette Hill, Pennsylvania, dated 9/12/97. Said Drawing Number A0.1 and all architectural, mechanical, electrical and plumbing drawing identified thereon, and all amendments thereto, are incorporated herein by reference as though the originals of all such drawings were attached hereto.

                                 CELL PATHWAYS
                   2 ELECTRONICS DRIVE, HORSHAM TOWNSHIP, PA


                                 P.N. 97056.00



                                  [Site Plan]

                                  EXHIBIT "C"


                               TENANT'S PROPERTY



Furniture
File Cabinets
Projection Equipment
Glass washer and portable deionized water system
Phone systems, including phones
Computers and printers
Duplicating Equipment
Fax machines
Laboratory Equipment - Horsham, PA
Laboratory Equipment - Aurora, CO (will move to Horsham, PA.).
Laboratory Supplies
Office Supplies
Portable Appliances

                                  EXHIBIT "D"

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

     THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _________, 1998, is executed by Cell Pathways, Inc. ("Tenant") in favor of __________________________________________________, together with its nominees, designees and assigns (collectively, "Purchaser"), and in favor of any lender of Purchaser, together with its nominees, designees and assigns (collectively, "Lender").

                                    RECITALS
                                  ------------

     A. Purchaser and ARE-702 Electronic Drive, L.P., a Delaware limited partnership ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of ________________ (the "Purchase Agreement"), whereby Purchaser has agreed to purchase, among other things, the improved real property located in the City of Horsham, State of Pennsylvania, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "Property").

     B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of _______________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

     C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

     D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Purchaser will rely on the representations and agreements below in purchasing the Property and Lender will rely on the representations and agreements below in granting to Purchaser a loan.

     NOW, THEREFORE, Tenant certifies, warrants, and represents to Purchaser and Lender as follows:

     SECTION 1. LEASE.

     Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:

________________________________________________________________________________
(If none, please state "None.")


     SECTION 2. LEASED PREMISES.

     Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately __________________ (____________)
rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [____ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

     SECTION 3. FULL FORCE OF LEASE.

     The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

     SECTION 4. COMPLETE AGREEMENT.

     The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

     SECTION 5. ACCEPTANCE OF LEASED PREMISES.

     Tenant has accepted possession and is currently occupying the Leased Premises.

     SECTION 6. LEASE TERM.

     The term of the Lease commenced on __________________________ and ends on _________________________________, subject to the following options to extend:
____________________________________________________________________.
(If none, please state "None.")

     SECTION 7. PURCHASE RIGHTS.

     Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:
______________________________________________________________________________
___________________________________________________________.
(If none, please state "None.")


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
     SECTION 8.  RIGHTS OF TENANT.

     Except as expressly stated in this Certificate, Tenant:

     (a)  has no right to renew or extend the term of the Lease;

     (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

     (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

     SECTION 9.  RENT.

     (a) The obligation to pay rent under the Lease commenced on _____________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

     (b) Tenant is currently paying base rent under the Lease in the amount of _______________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: _____________________________
_______________________________________________________________________________
______________________________________
(If none, please state "None.")

     (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is ____________ percent (_____%) and is currently being paid at the rate of
___________________ Dollars ($________) per month, payable to: ________________
_______________________________________________________

     (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: ______________________________________________________________________
_______________________________________________________________________________
______________________________________
(If none, please state "None.")

     SECTION 10. SECURITY DEPOSIT.

     The amount of Tenant's security deposit held by Landlord under the Lease is _____________ Dollars ($___________).

     SECTION 11. PREPAID RENT.

     The amount of prepaid rent, separate from the security deposit, is _________ Dollars ($________), covering the period from ________ to ________ .

     SECTION 12. INSURANCE.

     All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

     SECTION 13. PENDING ACTIONS.

     There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

     SECTION 14. TENANT'S WORK.

     As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Landlord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:_________________________________

______________________________________________________________________________
(If none, please state "None.")

     SECTION 15. ASSIGNMENTS BY LANDLORD.

     Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Purchaser or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Purchaser or Lender solely is security for the purposes specified in said assignment and Purchaser or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Purchaser or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Purchaser or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Purchaser or Lender in accordance with the terms of the Lease.

     SECTION 16. ASSIGNMENTS BY TENANT.

     Except as listed below, Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

     SECTION 17. ENVIRONMENTAL MATTERS.

     The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a medical laboratory or otherwise used in accordance with all applicable laws.

     SECTION 18. SUCCESSION OF INTEREST.

     Tenant agrees that, in the event Purchaser or Lender succeeds to interest of Landlord under the Lease:

     (a) Purchaser or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

     (b) Lender shall not be liable for the return of any security deposit;

     (c) Purchaser or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

     (d) Purchaser or Lender shall not be bound by any amendments or modifications of the Lease made without prior consent of Purchaser or Lender;

     (e) Purchaser or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

     (f) Purchaser or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Purchaser or Lender's interest in the Property.

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
SECTION 19. NOTICE OF DEFAULT.

     Tenant agrees to give Purchaser and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Purchaser or Lender shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty (60) day period shall be extended so long as Purchaser or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.


SECTION 20. NOTIFICATION BY TENANT.

     From the date of this Certificate and continuing until __________, Tenant agrees to immediately notify Purchaser and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

If To Purchaser:    _________________________

                    _________________________

                    _________________________

                    _________________________


With A Copy To:     _________________________

                    _________________________

                    _________________________

                    _________________________


     Tenant makes this Certificate with the knowledge that it will be relied upon by Purchaser and Lender in agreeing to purchase the Property.

     Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


                    TENANT,


                    CELL PATHWAYS, INC., A Delaware corporation


                    By:   _________________________

                    Name: _________________________

                    Its:  _________________________

                                  EXHIBIT "E"

                          FORM OF MEMORANDUM OF LEASE

                              MEMORANDUM OF LEASE


         THIS MEMORANDUM OF LEASE is made as of June 25, 1998 (the "Execution Date"), by and between ARE-702 Electronic Drive, L.P., a Delaware limited partnership with an address at 135 N. Los Robles Ave. Suite 250, Pasadena, California ("Landlord"), and Cell Pathways, Inc., a Delaware corporation with an address at 702 Electronic Drive, Horsham, Pennsylvania ("Tenant"), collectively referred to herein as the "Parties", and each, individually, a "Party."

                                  WITNESSETH:

         WHEREAS, Landlord is the fee owner of certain property located in the Township of Horsham, Montgomery County, Pennsylvania, and more particularly described on EXHIBIT "A" attached hereto and made a part hereof and the building and improvements thereon (collectively, such land, building and improvements, as they may be expanded, reduced, altered or improved, are hereinafter called the "Leased Premises").

         WHEREAS, pursuant to a certain Lease of even date herewith (the "Lease"), Landlord has leased the Leased Premises to Tenant, and Tenant has accepted and leased the Leased Premises from Landlord; and

         WHEREAS, Landlord and Tenant desire to execute and record this Memorandum to provide record notice of the Lease and certain terms contained therein.

         NOW, THEREFORE, the Parties confirm as follows:

1. Premises. Pursuant to the Lease, which is dated the date entered in the caption of this Memorandum, Landlord has leased to tenant, and Tenant has leased from Landlord, on the terms and conditions set forth in the Lease, the Leased Premises.

2. Term. The term of the Lease consists of (i) an initial term ("Initial Term") of ten (10) years beginning on June 25, 1998 and ending on June 24, 2008 hereof and (ii) subject to the conditions for the exercise thereof as provided in the Lease, Tenant shall have the option to extend (sometimes the "Option to Extend") the Term for two (2) extension period(s) of five (5) years each.

3. Tenant's Improvements. By virtue of the Lease, Tenant has the right (and, as to the initial improvements, the obligation) to construct certain leasehold improvements upon the

     Leased Premises, all as specifically set forth in the Lease. No work, improvements, alterations or other items of labor or material for which any mechanic's or materialmen's lien may be filed, performed by or on behalf of Tenant, or any person or entity holding any interest in the leased Premises by, through or under Tenant, shall be deemed to be for the use or benefit of Landlord, and in no event shall any mechanic's or materialmen's liens for any such work, labor or materials be filed against or attached to the estate of the Landlord, and Tenant shall be solely responsible for the payment for any and all such work, labor and materials.

4. Inquiries. Inquiries concerning the precise terms of the Lease may be made to:

          If to Tenant:       Cell Pathways, Inc.
                              702 Electronic Drive
                              Horsham, Pennsylvania 19044
                              Attention: Brian J. Hayden

          If to Landlord:     ARE-702 Electronic Drive, L.P.
                              c/o Alexandria Real Estate Equities, Inc.
                              135 N. Los Robles Ave., Suite 250
                              Pasadena, CA 91101
                              Attention: Corporate Secretary

5. Successors. The lease provides that all of the rights and obligations created therein shall bind and inure to the benefit of the respective heirs, personal representatives, successors, grantees and assigns of Landlord and Tenant and that the respective restrictions, covenants and obligations pertaining to the Leased Premises shall run with the land.

6. Incorporation and Conflicts. All of the terms and conditions of the Lease are incorporated herein by reference as though set forth fully herein. This Memorandum is intended for notice purposes only and in the event of any conflict between the terms hereof and of the Lease, the Lease shall prevail. Nothing contained herein is intended to modify or alter the terms, conditions or provisions of the Lease.

     IN WITNESS WHEREOF, this Memorandum of Lease is executed as of the date first above written.

LANDLORD:                               TENANT:

ARE-702 Electronic Drive, L.P.,         CELL PATHWAYS, INC.,
a Delaware limited partnership          A Delaware corporation



By:  AREE-HOLDINGS, L.P.,               By: __________________________________
     a Delaware corporation,            Name: ________________________________
     its general partner                Its: _________________________________

     By: ARE-GP HOLDINGS QRS CORP.,
         a Delaware corporation,
         its general partner

         By: _________________________
         Name: _______________________
         Its: ________________________



Execution Date: _______________, 1998     Execution Date: ________________, 1998

COMMONWEALTH OF PENNSYLVANIA)
                            ) ss.
COUNTY OF _______________   )


     On the ___ day of _______________ 1998, before me, a Notary Public in and for the Commonwealth and County aforesaid, the undersigned officer, personally appeared _________________ who acknowledged himself to be the (Vice) President of ___________________ a corporation, and that (s)he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the said corporation by himself/herself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                             ________________________________
                                             NOTARY PUBLIC
     (NOTARIAL SEAL)
                                             My Commission Expires:



COMMONWEALTH OF PENNSYLVANIA)
                            ) ss.
COUNTY OF _______________   )


     On the ___ day of _______________ 1998, before me, a Notary Public in and for the Commonwealth and County aforesaid, the undersigned officer, personally appeared _________________ who acknowledged himself to be the (Vice) President of ___________________ a corporation, and that (s)he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the said corporation by himself/herself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                             ________________________________
                                             NOTARY PUBLIC
     (NOTARIAL SEAL)
                                             My Commission Expires: